UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2015

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain             Officers; Compensatory Arrangements of Certain Officers.
Election of New Directors
On February 18, 2015, the Board of Directors (the “Board”) of Pacific Mercantile Bancorp (the “Company”) appointed Romir Bosu and Denis Kalscheur to serve as directors of the Company, effective immediately. Mr. Bosu and Mr. Kalscheur were also appointed as members of the Board of Directors of the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank.
Mr. Bosu was appointed to serve on the Audit and Risk and Finance Committees of the Board and Mr. Kalscheur was appointed to serve on the Audit Committee of the Board. There are no arrangements or understandings between either of Mr. Bosu or Mr. Kalscheur and any other persons pursuant to which such person was selected as a director. There are also no family relationships between Mr. Bosu or Mr. Kalscheur and any director or executive officer of the Company and neither Mr. Bosu nor Mr. Kalscheur has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Subject to approval by the Board, Messrs. Bosu and Kalscheur will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, effective upon Board approval, each of Mr. Bosu and Kalscheur will receive the annual retainer of $50,000 paid to all non-employee directors. A total of 70% of the annual retainer will be paid in cash, in substantially equal monthly installments, and the remainder of the retainer will paid in the form of a restricted stock award (the number of restricted shares subject to the award will be determined by dividing such remaining retainer amount by the market value of the Company’s common stock on the date of grant). The restricted stock award will vest in full on the one-year anniversary of its grant date. The Company will also enter into its standard form of indemnification agreement with each of Mr. Bosu and Mr. Kalscheur.
Departure of Director
Also on February 18, 2015, the Board received notice that John W. Clark will not stand for re-election at the Company’s May 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). Mr. Clark will continue to serve as a director of the Company until the 2015 Annual Meeting.
Item 7.01    Regulation FD Disclosure
On February 20, 2015, the Company issued a press release announcing the appointments of Mr. Bosu and Mr. Kalscheur to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report.
In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued on February 20, 2015 announcing the appointment of Romir Bosu and Denis P. Kalscheur to the Board of Directors of the Company and the Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: February 20, 2015	By:	/s/ STEVEN K. BUSTER
Steven K. Buster, President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued on February 20, 2015 announcing the appointment of Romir Bosu and Denis P. Kalscheur to the Board of Directors of the Company and the Bank.

E-1